                                                                     EXHIBIT 4.5



NEITHER THIS WARRANT, NOR THE SHARES OF COMMON STOCK FOR WHICH IT IS EXERCISABLE, HAVE BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ANY APPLICABLE SECURITIES LAWS OF THE STATE OF DELAWARE, OR OTHER APPLICABLE SECURITIES LAWS AND THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON EXEMPTIONS CONTAINED IN SUCH LAWS FOR TRANSACTIONS NOT INVOLVING ANY PUBLIC OFFERING INCLUDING, BUT NOT LIMITED TO, SECTION 7309(B)(8) OF THE DELAWARE SECURITIES ACT. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED, PLEDGED OR DISPOSED OF IN ANY MANNER IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS COVERING SUCH TRANSACTION OR, IN THE ABSENCE THEREOF, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND ALL CONDITIONS NECESSARY FOR THE AVAILABILITY OF ANY EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS HAVE BEEN SATISFIED.



                                CYTRX CORPORATION
                             STOCK PURCHASE WARRANT


         This is to certify that, the Initial Holder (as defined below) or any successor Holder is entitled upon the due exercise hereof to purchase from CytRx Corporation, a Delaware Corporation (the "Company") up to 500 of the authorized but unissued shares (subject to adjustment as provided herein) of the $.001 par value Common Stock of the Company at a price per share as specified in Section 2 of this Warrant (subject to adjustment as provided herein) and to exercise the other rights, power and privileges hereinafter provided, all on the terms and subject to the conditions specified herein.

         SECTION 1. Certain Definitions. Unless the context otherwise requires, the following terms as used in this Warrant shall have the following meanings:

                  "Affiliate" shall mean any partnership or corporation controlled by or under common control with the Initial Holder.

                  "Common Stock" shall mean the Company's $.001 par value per share Common Stock or any stock into which such stock shall have been changed or any stock resulting from reclassification of such stock.

                  "Company" shall mean CytRx Corporation, a Delaware corporation, and its successors and assigns.

                  "Exercise Date" has the meaning set forth in Section 3 hereof.

                  "Exercise Price" shall mean the price specified in Section 2 hereof, as the same shall be adjusted from time to time pursuant to the provisions of this Warrant.

                  "Fair Market Value" shall mean (i) the last sales price for a share of Common Stock as officially reported on the principal national securities exchange or domestic over-the-counter market on which the Common Stock is at the time listed or traded at the time of determination of such Fair Market Value or (ii) if such Common Stock is not at such time listed on a national securities exchange or quoted in the domestic over-the-counter market, the fair market value as determined by the Board of Directors of the Company in good faith after review of all relevant factors.

                  "Holder" or "Warrant Holder" shall mean the Initial Holder and his successors and registered assigns of this Warrant.

                  "Initial Holder" shall mean David Roskoff, his successors and affiliates.

                  "Subscription Agreement" shall mean that certain Private Securities Subscription Agreement dated as of October 22, 1997 relating to the purchase of certain debentures convertible into shares of Common Stock as the same may be amended and modified from time to time, and "Debenture" shall mean any of the debentures issued thereunder.

                  "Warrant" means this Warrant dated as of October 22, 1997 issued to Initial Holder hereby and all warrants issued upon the transfer or division of or in substitution for such Warrant.

         SECTION 2. Exercise Price. The Exercise Price per share shall be $5.68 per share of the Common Stock. The Exercise Price shall be paid in cash.

         SECTION 3. Exercise. Prior to the later of the second anniversary of the date hereof (the "Expiration Date"), this Warrant may be exercised by the Holder, as to all or less than all of the shares of Common Stock covered hereby, by surrender of this Warrant at the Company's principal office (for all purposes of this Warrant, 154 Technology Parkway, Norcross, Georgia 30092 or such other address as the Company may advise the registered Holder hereof by notice given by certified or registered mail) with the form of election to subscribe attached hereto as Exhibit A duly executed and upon tender of payment to the Company of the Exercise Price for shares so purchased in cash or by check. Upon the date of such receipt by the Company (herein called the "Exercise Date"), this Warrant shall be deemed to have been exercised and the person exercising the same shall become a holder of record of shares of Common Stock (or of the other securities or property to which he or it is entitled upon such exercise) purchased hereunder for all purposes, and certificates for such shares so purchased shall be delivered to the Holder or



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


its transferee within a reasonable time (not exceeding 10 days) after this Warrant shall have been exercised as set forth hereinabove. In the event that this Warrant is exercised in part, the Company will execute and deliver a new Warrant of like tenor exerciseable for the number of shares for which this Warrant may then be exercised. If this Warrant is not exercised on or prior to the Expiration Date, this Warrant shall become void and all rights of the Holder hereunder shall cease.

         SECTION 4. Taxes. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to the issue or delivery of the shares of Common Stock covered hereby unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or the charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

         SECTION 5. Warrant Register. The Company shall at all times while any portion of this Warrant remains outstanding and exercisable keep and maintain at its principal office a register (the "Warrant Register") in which the registration, transfer and exchange of this Warrant shall be recorded. The Warrant Register shall contain the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. The Company shall not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant. If at any time, the Company shall appoint an agent (the "Warrant Agent") to maintain such register, the Company shall promptly give notice by certified or registered mail to the registered Holder hereof of the name of such Warrant Agent and of the place or places at which this Warrant may be presented for transfer, exchange or exercise. The terms of the agreement between the Company and any Warrant Agent at any time in effect will be in conformity with the terms of this Warrant.

         SECTION 6. Transfer. The Company shall register the transfer of any Warrant upon records to be maintained by the Company for that purpose, upon surrender of this Warrant, with the form of transfer authorization attached hereto as Exhibit B duly filled in and signed, to the Company at the office specified herein. Upon any such registration of transfer, a new Warrant, in substantially the form of this Warrant, evidencing the Warrant rights so transferred, shall be issued to the transferee and a new Warrant, in similar form, evidencing the remaining Warrant rights not so transferred, if any, shall be issued to the then registered Holder thereof. The Holder understands that this Warrant has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities

Act") and that the Warrant and the shares of Common Stock issuable upon exercise hereof may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of in the absence of an effective registration statement under the Securities Act, relating to such Warrant or shares; provided, however that this Warrant and the shares of Common Stock issuable upon exercise hereof may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of if the holder obtains a written opinion of counsel acceptable to the Company to the effect that the proposed sale, assignment, transfer, pledge or other encumbrance or disposition is exempt from registration under the Securities Act.

         SECTION 7. Exchange. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed, for new warrants of like tenor and date, in such denominations as the Holder shall designate at the time of surrender for exchange, representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder.

         SECTION 8.  Covenants of the Company.

                  (a) The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, free from preemptive rights, and free from all taxes, liens, encumbrances and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise in full of the rights represented by this Warrant.

                  (b) As long as the Warrant remains outstanding, the Company shall maintain an office or agency (which may be the principal executive office of the Company) where the Warrant may be presented for exercise, registration of transfer, exchange, division or combination as provided in this Warrant.

         SECTION 9.  Adjustments for Stock Splits and Subdivisions.

                  (a) In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Exercise Price of this Warrant shall be appropriately decreased so that the number of shares of Common Stock issuable upon exercise of this Warrant shall be. increased in proportion to such increase of outstanding shares.

                  (b) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Exercise Price for this Warrant shall be appropriately increased so that the number of shares of Common Stock issuable on exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

         SECTION 10. Holder's Rights. This Warrant shall not entitle the Holder to any rights of a stockholder of the Company, except that should the Company, during the period in which this Warrant is exercisable, declare a dividend upon the Common Stock payable other than in cash out of earnings or surplus (computed in accordance with generally accepted accounting principles consistently applied) or other than in Common Stock or securities convertible into Common Stock, then, thereafter, the Warrant Holder, upon exercise of this Warrant, shall receive the number of shares of Common Stock purchasable upon such exercise and, in addition and without further payment, the cash, stock or other securities and/or other property which the Warrant Holder would have received by way of dividends (otherwise than in cash out of earnings or earned surplus or in Common Stock or securities convertible into Common Stock) and/or any other distributions in respect of the Common Stock as if, continuously since the date hereof, such Warrant Holder (a) had been the record holder of the number of shares of Common Stock then being purchased, and (b) had retained all such cash, stock and other securities (other than dividends in cash out of earnings or earned surplus or in Common Stock or securities convertible into Common Stock) and/or other property payable in respect of such Common Stock or in respect of any stock or securities paid as dividends and originating directly or indirectly from such Common Stock.

         SECTION 11. Notice of Adjustments. If there shall be any adjustment as provided in Section 9, the Company shall forthwith cause written notice thereof to be sent by facsimile, overnight or registered mail, postage prepaid, to the registered Holder of this Warrant at the address of such Holder shown on the books of the Company. At the request of Holder and upon surrender of this Warrant, the Company shall reissue this Warrant in a form conforming to such adjustments.

         SECTION 12. Cash in Lieu of Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of this Warrant. If, by reason of any change made pursuant to Section 9 or 10 hereof, the Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest for an amount in cash equal to the fair market value of such fractional interest, determined as of the Exercise Date.

         SECTION 13. Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant shall be mutilated, lost, stolen or destroyed, upon request by the registered Holder of the Warrant, the Company will issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, of like tenor and representing the right to purchase the equivalent number of the remaining shares of Common Stock issuable upon exercise hereof, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant and, if requested by the Company, an indemnification also satisfactory to it (it being understood that the written agreement of the initial Holder shall be sufficient indemnity), provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

         SECTION 14. Challenge to Good Faith Determination. Whenever the Board shall be required to make a determination in good faith of the fair value of any item under Section 9, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing in the United States selected by the Company and acceptable to the Holder.

         SECTION 15. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Exercise Price to be less than the par value per share of Common Stock.

         SECTION 16. Amendments. Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants representing more than fifty percent (50%) of the outstanding warrants issued pursuant to the Subscription Agreement, even without the consent of the Holder. Any amendment effected in accordance with this Section 16 shall be binding upon each holder or any the warrants issued pursuant to the Subscription Agreement, each future holder of such warrants, and the Company; provided, however, that no special consideration or inducement may be give to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their warrants. The Company shall promptly give notice to all holders of warrants issued pursuant to the Subscription Agreement of any amendment effected in accordance with this Section 16. No waivers of, or exceptions to, any term, condition, or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

         SECTION 17. No Impairment. The Company represents and warrants that there are no restrictions in the Company's Certificate of Incorporation or Bylaws which prevent it from satisfying its obligation to issue the shares of Common Stock issuable upon exercise of the Warrant. The Company shall not by any action including, without limitation, amending its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment.

         SECTION 18. Applicable Law; Payments. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware. All payments shall be in U.S. Dollars by immediately available funds.

         SECTION 19. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Holder.

         SECTION 20. Headings. Headings of the paragraphs in this Warrant are for convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

         SECTION 21. Arbitration. All disputes arising under this Agreement (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Company and the Holder in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in New York, New York, as may be specified by the arbitrator (or any place agreed to by the Company, the Holder and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Company or the Holder in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be home equally by the Company as one party and the Holder as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.



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


         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed under seal by its duly authorized officer this 22 day of October, 1997.


                                CYTRX CORPORATION



                                By:
                                   ----------------------------------
                                Name:
                                     --------------------------------
                                Title:
                                      -------------------------------

DAVID KOSLOFF


-----------------------



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


                                    EXHIBIT A

                              FORM OF SUBSCRIPTION


         The undersigned, registered holder or assignee of such registered holder of the within Warrant, hereby (1) subscribes for _________________ shares (subject to adjustment as provided herein) which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes the full cash payment called for by the within Warrant, and (3) directs that the shares issuable upon exercise of said Warrant be issued as follows:


                                       Name:
                                            ---------------------------------


                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------



Date:
     ---------------------------

--------------------------------



NOTICE: The name and signature on this subscription form must correspond with the name as written upon the face of the within Warrant, or upon the assignment form on the reverse thereof, in every particular, without alteration or enlargement and must be guaranteed by a bank or by a firm having membership on a registered national securities exchange in the United States.

                                    EXHIBIT B

                               FORM OF ASSIGNMENT


FOR VALUE RECEIVED __________________________ hereby sells, assigns, and transfers unto __________________, of _________________, the right to purchase
___________ shares (subject to adjustment as provided herein) evidenced by the within Warrant, and hereby irrevocably constitutes and appoints
__________________ to transfer such right on the books of the Company, with full power of substitution.

Date:________________, 19___

                                       Name:
                                            ---------------------------------

                                       By:
                                          -----------------------------------
                                       Title:
                                            ---------------------------------




Date:
     -----------------------------

----------------------------------




NOTICE: The name and signature on this assignment must correspond with the name as written upon the face of the within Warrant, or upon any assignment form duly executed pursuant to the terms of the within Warrant, in every particular, without alteration or enlargement and must be guaranteed by a bank, or by a firm having membership on a registered national securities exchange in the United States.




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